UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2017, the Board of Directors (the “Board”) of RTI Surgical, Inc. (the “Company”), increased the size of the Board to ten directors and appointed Mark D. Stolper to the Board. Mr. Stolper has not been appointed to any Board committees.

As set forth in the Company’s Current Report on Form 8-K filed on March 15, 2017, Mr. Stolper was appointed to the Board pursuant to a settlement agreement (the “Settlement Agreement”) entered into between the Company and an investor group led by Krensavage Partners, LP (collectively, “Krensavage”). Under the Settlement Agreement, the Company: (i) increased the size of the Board to ten directors; (ii) appointed Mr. Stolper, a Krensavage nominee, to the Board; and (iii) will nominate Mr. Stolper to be elected to the Board at the Company’s upcoming annual meeting of stockholders, currently scheduled for May 16, 2017, and at the Company’s annual meeting of stockholders to be held in 2018.

Consistent with the Company’s other directors, Mr. Stolper will receive an annual retainer of $40,000, paid in quarterly installments. The initial cash to be received by Mr. Stolper in 2017 will be pro-rated accordingly. As part of his annual Board compensation, Mr. Stolper also received 6,331 restricted stock awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: March 16, 2017	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer